Exhibit 4.1

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS, SUPPORTED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO DELICIOUS BRANDS, INC. AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED


                                                        Dated: April 12, 1999



                                     WARRANT

                   To Purchase 700,000 Shares of Common Stock


               EXPIRING 5:00 p.m. New York Time on April 11, 2009.


                  THIS IS TO CERTIFY THAT, for value received, Little Meadow Corp., or registered assigns (the "Holder") is entitled to purchase from Delicious Brands, Inc., a Delaware corporation (the "Company"), at any time or from time to time prior to 5:00 p.m., New York City time, on April 11, 2009 at the principal executive offices of the Company, at the Exercise Price (as hereinafter defined), the number of shares of Common Stock shown above, all subject to adjustment and upon the terms and conditions as hereinafter provided, and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter described.

          Certain terms used in this Warrant are defined in Article V.

                                    ARTICLE I

                              EXERCISE OF WARRANTS

                  1.1. Method of Exercise. To exercise this Warrant in whole or in part, the Holder shall deliver to the Company, at the Company's offices at the address set forth in Section 6.1, (a) this Warrant, (b) a written notice, in substantially the form of the Exercise Notice attached hereto (or a reasonable facsimile thereof), of such Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, the denominations of the certificate or certificates desired, and the name or names in which such certificates are to be registered, and (c) payment of the Exercise Price with respect to such Common Stock. Payment made pursuant to clause (c) above may be made, at the option of the Holder by cash, money order, certified or bank cashier's check or wire transfer.

                  1.2. Conversion Right. In lieu of the exercise of this Warrant as provided in Section 1.1, the Holder shall have the right (but not the obligation) to convert this Warrant, in whole or in part, into a number of shares of Common Stock equal to the Conversion Number (as defined below) by delivering to the Company, at the Company's offices at the address set forth in
Section 6.1, (a) this Warrant and (b) a written notice, in substantially the form of the Conversion Notice attached hereto (or a reasonable facsimile thereof), of such Holder's election to convert this Warrant, which notice shall specify the number of shares of Common Stock into which the portion of the Warrant so designated in such notice is to be converted, the denominations of the certificate or certificates desired, and the name or names in which such certificates are to be registered. As used herein the "Conversion Number" shall mean that number of shares of Common Stock equal to the quotient obtained by dividing: (x) the "Value" (as defined below) of the portion of the Warrant being converted; by (y) the Market Price (as defined below).

                  For purposes of this Warrant (other than this Section 1.2), any reference herein to the the exercise of this Warrant shall be deemed to include a reference to the conversion of this Warrant in accordance with the terms of this Section 1.2

                  1.3. Delivery of Stock Certificates, etc. The Company shall, as promptly as practicable and in any event within five Business Days after the delivery to the Company of an Exercise Notice or Conversion, as the case may be, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of Shares of Common Stock specified in said notice. The certificate or certificates so delivered shall be in such denominations as may be specified in such notice or, if such notice shall not specify denominations, shall be in the amount of the number of shares of Common Stock for which the Warrant is being exercised and shall be issued in the name of the Holder or such other name or names as shall be designated in such notice. Such certificate or certificates shall be deemed to have been issued, and such Holder or any other Person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such Common Stock, as of the date the aforementioned notice, accompanied by full payment of the Exercise Price with respect to such Common Stock pursuant to Section 1.1 or Section 1.2, as applicable, is received by the Company. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificate or certificates, deliver to the Holder a new warrant certificate evidencing the rights to purchase the remaining Common Stock provided for by this Warrant, which new warrant certificate shall in all other respects be identical with this warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant which shall then be returned to the Holder. The Company shall pay all expenses, taxes (other then income taxes of a Holder) and other charges payable in connection with the preparation, issuance and delivery of any such certificates for Common Stock and new Warrants, except that, if any such Common Stock certificates or new Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Holder at the time of delivering the aforementioned notice of exercise or promptly upon receipt of a written request of the Company for payment.

                  1.4. Securities To Be Fully Paid and Nonassessable. All Common Stock issued upon the exercise of this Warrant: (i) shall be validly issued, fully paid and nonassessable and free from all preemptive rights of any holder of Common Stock, and from all taxes, liens and charges with respect to the issue thereof (other than transfer taxes); and (ii) if the Common Stock is then listed on any national securities exchanges (as defined in the Exchange Act) or quoted on NASDAQ, shall be duly listed or quoted thereon, as the case may be.

                  1.5. Securities Legend. Each certificate for Common Stock issued upon exercise of this Warrant, unless at the time of exercise such Common Stock are registered under the Securities Act, shall bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS, SUPPORTED BY AN OPINION OR COUNSEL, REASONABLY SATISFACTORY TO DELICIOUS BRANDS, INC. AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                  Each such certificate shall also bear a legend indicating that such shares are such subject to a lock-up agreement, if issued prior to the expiration of the lock-up period provided for in Section 9.01 of the Securities Purchase Agreement.

                  Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act) shall also bear such legend unless, in the reasonable opinion of counsel to the Company, the securities represented thereby are no longer subject to restrictions on resale under the Securities Act.

                  1.6. Reservation; Authorization. The Company has reserved and will keep available for issuance upon exercise of the Warrants the total number of shares of Common Stock deliverable upon exercise of all Warrants from time to time outstanding. The issuance of such Common Stock has been duly and validly authorized.

                                   ARTICLE II

                               TRANSFER, EXCHANGE
                           AND REPLACEMENT OF WARRANTS

                  2.1. Ownership of Warrant. The Company may deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any Person) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article II.

                  2.2. Transfer of Warrant. The Company agrees to maintain at its principal executive offices books for the registration of transfers of the Warrants, and transfer of this Warrant and all rights hereunder shall be registered, in whole or in part, on such books, upon surrender of this Warrant at the Company's principal executive offices, together with a written assignment of this Warrant duly executed by the Holder or his duly authorized agent or attorney, with (unless the Holder is the original Holder of this Warrant) signatures guaranteed by a bank or trust Company or a broker or dealer registered with the NASD, and funds sufficient to pay any transfer taxes payable upon such transfer. Upon surrender the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in the instrument of assignment, and this Warrant shall promptly be canceled. The Company shall not be required to register any transfers absent an opinion of counsel to the Company that such transfer is exempt from the registration requirements of the Securities Act;
provided that the Company agrees not to request an opinion of counsel with respect to transfers between or among affiliates of a Holder.

                  2.3. Division or Combination of Warrants. This Warrant may be divided or combined with other Warrants upon surrender hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Company's offices at the address set forth in Section 6.1, together with a written notice specifying the names and denominations in which the new Warrant or Warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys. The Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. Any such division or combination must comply with Section 2.2, to the extent applicable.

                  2.4. Loss, Theft, Destruction or Mutilation of Warrants. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company (the original Holder's or any institutional Holder's indemnity being satisfactory indemnity in the event of loss, theft or destruction of any Warrant owned by such holder), or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Common Stock as provided for in such lost, stolen, destroyed or mutilated Warrant.

                  2.5. Expenses of Delivery of Warrants. The Company shall pay all expenses, taxes (other than transfer taxes or income taxes of a Holder) and other charges payable in connection with the preparation, issuance and delivery of Warrants and Common Stock issuable upon exercise of the Warrants hereunder.


                                   ARTICLE III

                                 CERTAIN RIGHTS

                  3.1. Registration Rights. The Common Stock issuable upon exercise of this Warrant are entitled to the benefits of the registration rights contemplated in the Securities Purchase Agreement.

                  3.2. Certain Covenants. The Company covenants and agrees that, until exercise or cancellation of this Warrant, the Company will deliver to each Holder who beneficially owns (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934 as amended) at least the lesser of (x) 5% of the outstanding Common Stock of the Company or (y) 5% of the Shares.:

                           (a)      As soon as available but not later than 105
days after the close of the fiscal year of the Company, a consolidated balance sheet of the Company as at the end of such year and the related consolidated and consolidating statements of income, of stockholders' equity and of cash flows for such year, such consolidated statements to be audited by independent certified public accountants.

                           (b) As soon as  available  but not later than 50 days
after the end of each
of the first three fiscal quarters, a consolidated balance sheet of the Company as at the end of, and the related consolidated statements of income, of stockholders' equity and of cash flows for the portion of the Company's fiscal year then elapsed, all prepared in accordance with generally accepted accounting principles;


                                   ARTICLE IV

                             ANTIDILUTION PROVISIONS

                  4.1. Adjustments Generally. The Exercise Price and the number of shares of Common Stock (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as provided in this Article IV.

                  4.2. Common Stock. In the event that the Exercise Price is adjusted pursuant to the terms hereof, then, effective at the time of such adjustment, the number of shares subject to this Warrant shall be increased (or, in the case of the application of Section 4.3(g) as a result of clause (iii) of the definition of Extraordinary Common Stock Event, reduced) to an amount equal to the result obtained by multiplying: (i) the number of shares of Common Stock subject to this Warrant prior to such adjustment by; (ii) a fraction the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price following such adjustment.

                  4.3.     Adjustments to Exercise Price

                           (a)      Upon Dilutive Issuances.  If the Company
shall issue or sell shares of its Common Stock or Common Stock Equivalents (as hereafter defined) without consideration or at a price per share less than the greater of: (i) the then current Market Price of such securities so issued; or
(ii)$8.00, then such Exercise Price shall be reduced so as to be equal to an amount determined by multiplying such Exercise Price by a fraction:

                                    (i)     the numerator of which shall be (a)
the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the exercise or conversion of all presently exercisable options, warrants, purchase rights or convertible securities), plus (b) the number of shares of Common Stock or Common Stock Equivalents which aggregate consideration, if any, received by the Company for the total number of such additional shares of Common Stock or Common Stock Equivalents so issued would purchase at the greater of: (x) the then current Market Price of such securities so issued; or (y) $8.00 and

                   (ii) the denominator of which shall be (a)
the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the exercise or conversion of all presently exercisable options, warrants, purchase rights or convertible securities), plus (b) the number of such additional shares of Common Stock or Common Stock Equivalents so issued.

                           (b)      Upon Dilutive Issuances of Warrants, Options
and Purchase Rights to Common Stock or Convertible Securities. For the purposes of this Article IV, the issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock, or the issuance of any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities (collectively, "Common Stock Equivalents"), shall be deemed an issuance of Common Stock, with respect to adjustments required hereunder if the Consideration Per Share which may be received by the Company for such Common Stock shall be less than the greater of:
(i) the then current Market Price of such securities so issued; or (ii)$8.00. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance of Common Stock Equivalents at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Exercise Price shall be made under this Section upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents if any adjustment shall previously have been made upon the issuance of any such Common Stock Equivalents as above provided.

                           (c)      Adjustments for Cancellation or Expiration
of Common Stock Equivalents. Should the Consideration Per Share of any such Common Stock Equivalents be decreased from time to time, then, upon the effectiveness of each such change, the Exercise Price will be that which would have been obtained (1) had the adjustments made upon the issuance of such Common Stock Equivalents been made upon the basis of the decreased Consideration Per Share of such securities, and (2) had the adjustments made to the Exercise Price since the date of issuance of such Common Stock Equivalents been made to such Exercise Price as adjusted pursuant to clause (1) above. Any adjustment of the Exercise Price pursuant to this paragraph which relates to any Common Stock Equivalent shall be eliminated if, as, and when such Common Stock Equivalent expires or is canceled without being exercised, or is repurchased by the Company at a price per share at or less than the original purchase price, so that the Exercise Price effective immediately upon such cancellation or expiration shall be equal to the Exercise Price that would have been in effect had the expired or canceled Common Stock Equivalent not been issued.

                           (d)      Consideration Per Share.  For purposes of
this Article IV, the "Consideration Per Share" which may be received by the Company shall be determined as follows:

                                    (i)     The "Consideration Per Share" shall
mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Company upon exercise, conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted.

                  (ii) The "Consideration Per Share" which may be received by the Company shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.

                           (e)      Consideration Other than Cash.  If a part or
all of the consideration received by the Company in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Company.

                     In the event of any dispute between the
Holders and the Company regarding the determination of fair market value of any securities or property, at the written request of the Requisite Holders, the Company shall engage a consulting firm or investment banking firm, selected by the Board of Directors and approved by such Holders, to prepare an independent appraisal of the fair market value of such securities or property. The determination of such appraisal shall be final and binding for all purposes. The expenses of any appraisal by such consulting or investment banking firm shall be borne by the Company.

                           (f)      Exceptions to Anti-dilution Adjustments;
Reserved Employee Shares. This Section 4.3 (a) through (f) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as defined below). Notwithstanding anything herein to the contrary, such Sections shall not apply with respect to (i) the conversion of the Series A Preferred Stock, and (ii) the issuance or sale of up to 1,277,730 shares of Common Stock issued or issuable pursuant to options and warrants outstanding as of the date hereof and at the exercise price for such as of the date hereof. The foregoing numbers shall be subject to adjustment in the event of any stock dividend, stock split, reorganization, recapitalization, or other similar event.

                           (g)      Upon Extraordinary Common Stock Event.  Upon
the happening of an Extraordinary Common Stock Event, the Exercise Price shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Exercise Price, by a fraction, the numerator of which shall bethe number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Exercise Price, and the Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

                           An "Extraordinary  Common Stock Event" shall mean (i)
the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) any recapitalization or reorganization.

                           (h) Dividends. In the event the Company shall make or
issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Company other than shares of Common Stock, or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the Holders shall receive upon exercise of this Warrant in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Company which each Holder would have received had such Holder exercised this Warrant and acquired Common Stock on the date of such event and had such holder thereafter, during the period from the date of such event to and including the exercise of this Warrant by the Holder, retained such securities or such other assets receivable by such holder during such period, giving application to all other adjustments called for during such period under this Article IV with respect to the rights of the holders of the Common Stock.

                           (i) Capital  Reorganization or  Reclassification.  If
the Common Stock issuable upon the exercise of this Warrant shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 4.3, or the sale of all or substantially all of the Company's capital stock or assets to any other person), then and in each such event each Holder shall have the right thereafter to acquire the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock for which such Warrant might have been exercised immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein.

                           (j) Certificate as to Adjustments; Notice by Company.
In each case of an adjustment or readjustment hereunder, the Company at its expense will furnish each Holder not later than the fifth Business Day following any such adjustment or readjustment, at such Holder's registered address as shall appear on the records of the Company, a certificate prepared by the Treasurer or Chief Financial Officer of the Company, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

                           (k) Reservation of Common Stock. The Company shall at
all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of the Warrants and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of Warrants, the Company shall take such action as may be necessary to increase, and it shall increase, its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  4.4.     Merger, Consolidation, Etc.

                           (a) If at any time or from time to time  there  shall
be (i) a merger, or consolidation of the Company with or into another corporation, (ii) the sale of all or substantially all of the Company's capital stock or assets to any other person, (iii) any other form of business combination or reorganization in which the Company shall not be the continuing or surviving entity of such business combination or reorganization, or (iv) any transaction or series of transactions by the Company in which in excess of 50 percent of the Company's voting power is transferred (each, a "Reorganization"), then as a part of such Reorganization, provision shall be made so that the Holders shall thereafter be entitled to receive upon exercise the same kind and amount of stock or other securities or property (including cash) of the Company, or of the successor corporation resulting from such Reorganization to which such Holder would have been entitled if such Holder had exercised its Warrants immediately prior to the effective time of such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of Article IV to the end that the provisions of Article IV (including adjustment of the Exercise Price then in effect and the number of shares of Common Stock or other securities issuable upon exercise of the Warrants) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

                           (b)  The   Company   will  not   effect  any  of  the
transactions described in clause (a) of this Section 4.4 hereof unless, prior to the consummation thereof, each person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holders: (i) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant),
(ii) the obligations of the Company under the Securities Purchase Agreement with respect to Registration Rights and (iii) the obligation to deliver to each holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 4, each Holder may be entitled to receive, and such Person shall have similarly delivered to such Holder an opinion of counsel for such Person, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including without limitation all of the provisions of this Section 4) shall be applicable to the stock, securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

                           (c)  The  provisions  of  this  Section  4.4  are  in
addition to and not in lieu of the other provisions of Section 4 hereof.

                  4.5. Notice of Adjustment. In addition to any other notice required hereunder, not less than 10 nor more than 60 days prior to the record date or effective date, as the case may be, of any action which would require an adjustment or readjustment pursuant to this Article IV, the Company shall give notice to each Holder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and the computation thereof. If the required adjustment is not determinable at the time of such notice, the Company shall give notice to each Holder of such adjustment and computation promptly after such adjustment becomes determinable.

                  4.6.     Notices of Corporate Action.  In the event of

                           (a) any  taking  by the  Company  of a record  of the
holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right,

                           (b)  any  capital   reorganization  of  the  Company,
reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person,

                           (c)  any   voluntary  or   involuntary   dissolution,
liquidation or winding-up of the Company, or

                           (d) any  issuance of any Common Stock or Common Stock
Equivalents other than upon the conversions of shares of Series A Preferred Stock or the grant of stock options to the officers, directors, employees of the Company pursuant to the Stock Option Plan or the exercise thereof (or any currently outstanding stock options), the Company will mail to the holder of this Warrant a notice specifying (i) the date or expected date on which any record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation, winding-up or Sale of the Company is to take place, the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up and a description in reasonable detail of the transaction and (iii) the date of such issuance, together with a description of the security so issued and the consideration received by the Company therefor. Such notice shall be mailed promptly after the decision is made to take any of the actions specified in (a)-(d) above.

                                    ARTICLE V

                                   DEFINITIONS

                  The following terms, as used in this Warrant, have the following respective meanings:

                  "Board of Directors" shall mean the board of directors of the Company.

                  "Business Day" shall mean (a) if any Common Stock is listed or admitted to trading on a national securities exchange or Nasdaq, a day on which the principal national securities exchange Nasdaq on which such class of Common Stock are listed or admitted to trading is open for business or (b) if Common Stock is not so listed or admitted to trading, a day on which any New York Stock Exchange member firm is open for business.

                  "Common Stock" means the common stock, $.01 par value, of the Company.

                  "Common Stock Equivalents" shall have the meaning set forth in
 Section 4.3(b).

                  "Company" shall have the meaning set forth in the first paragraph of this Warrant.

                  "Consideration Per Share" shall have the meaning set forth in
Section 4.3(d).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any similar or successor federal statute, and the rules and regulations of the Securities and Exchange Commission (or its successor) thereunder, all as the same shall be in effect at the time.

                  "Exercise Price" shall mean $.01 per share of Common Stock, adjusted as contemplated herein.

                  "Extraordinary Common Stock Event" shall have the meaning set forth in Section 4.3(g).

                  "Holder" shall have the meaning set forth in the first paragraph of this Warrant.

                  "Market Price" at any date shall be deemed to be the last reported sale price of the Common Stock on such date, or, in case no such reported sale takes place on such day, the average of the last reported sales prices for the immediately preceding three trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or if any such exchange on which the Common Stock is listed is not its principal trading market, the last reported sale price as furnished by the NASD through the Nasdaq National Market or SmallCap Market, or, if applicable, the OTC Bulletin Board, or if the Common Stock is not listed or admitted to trading on the Nasdaq National Market or SmallCap

Market or OTC Bulletin Board or similar organization, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "Nasdaq" means The National Association of Securities Dealers, Inc. Automated Quotation System.

                  "Person" means any individual, corporation, limited liability company, partnership, limited liability partnership, joint venture or other entity.

                  "Requisite Holders" means, as of any date of determination, persons holding outstanding Warrants entitling them to purchase a majority of the Common Stock issuable upon exercise of the Warrants originally represented hereby.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Securities and Exchange Commission (or its successor) thereunder, all as the same shall be in effect at the time.

                  "Securities Purchase Agreement" means the Securities Purchase Agreement dated April 12, 1999 between the Company and Little Meadow Corp.

                  "Shares" shall have the meaning set forth in the Securities Purchase Agreement.

                  "Value" of the portion of this Warrant being converted shall equal the remainder derived from subtracting (a) the Exercise Price (as adjusted as provided herein) multiplied by the number of shares of Common Stock underlying the portion of this Warrant being converted from (b) the Market Price of the shares of Common Stock multiplied by the number of shares of Common Stock underlying the portion of this Warrant being converted.

                  "Warrant or Warrants" means this Warrant and any Warrant issued to a transferee of all or any part of this Warrant.


                                   ARTICLE VI

                                  MISCELLANEOUS

                  6.1. Notices. All notices or other communications required hereby shall be in writing and shall be sent either by (a) courier, or (b) by telecopy as well as by registered or certified mail, and shall be regarded as properly given in the case of a courier upon actual delivery to the proper place of address; in the case of telecopy, on the day following the date of transmission if properly addressed and sent without transmission error to the correct number and receipt is confirmed by telephone within 48 hours of the transmission; in the case of a letter for which a telecopy could not be successfully transmitted or receipt of which could not be confirmed as herein provided, three (3) days after the registered or certified mailing date if the letter is properly addressed and postage prepaid; and shall be regarded as properly addressed if sent to the parties and their representatives at the addresses given below:

         To the Company:            Delicious Brands, Inc.
                                    2070 Maple Street
                                    Des Plaines, IL 60018
                                    Attention: Michael J. Kirby, President
                                    and Chief Executive Officer
                                    Facsimile: (847) 699-5928
                                    Confirmation: (847) 699-3200

         With a copy to:            Olshan Grundman Frome Rosenzweig & Wolosky
                                    LLP
                                    505 Park Avenue
                                    New York, New York  10022
                                    Attention:  Steven Wolosky, Esq.
                                    Facsimile:  (212) 755-1467
                                    Confirmation:  (212) 753-7200

         To the Holder:             Little Meadow Corp.
                                    c/o Icahn Associates Corp.
                                    767 Fifth Avenue, 47th Floor
                                    New York, NY 10153
                                    Attention: Russell Glass
                                    Facsimile: (212) 750-5807
                                    Confirmation: (212) 702-4300

         With a copy to:            Gordon Altman Butowsky Weitzen Shalov & Wein
                                    114 West 47th Street
                                    New York, NY 10036
                                    Attention:  Jonathan Klein, Esq.
                                    Facsimile: (212) 626-0799
                                    Confirmation: (212) 626-0879

or such other address as any of the above may have furnished to the other parties in writing in compliance with the terms of this Section.

                  6.2. Waivers: Amendments. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the Requisite Holders.

                           Any such  amendment,  modification or waiver effected
pursuant to this Section shall be binding upon the Holders of all Warrants and Common Stock issued upon exercise thereof, upon each future holder thereof and upon the Company. In the event of any such amendment, modification or waiver, the Company shall give prompt notice thereof to all Holders and, if appropriate, notation thereof shall be made on all Warrants thereafter surrendered for registration of transfer or exchange.

                           No notice or demand on the  Company in any case shall
entitle the Company to any other or further notice or demand in similar or other circumstances.

                  6.3. Governing Law. This Warrant shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of law.

                  6.4. Survival of Agreements; Representations and Warranties, etc. All representations, warranties and covenants made by the Company herein or in any certificate or other instrument delivered by or on behalf of it in connection with the Warrants shall be considered to have been relied upon by the Holder and shall survive the issuance and delivery of the Warrants, regardless of any investigation made by the Holder, and shall continue in full force and effect so long as any Warrant is outstanding.

                  6.5. Covenants to Bind Successor and Assigns. All covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

                  6.6. Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  6.7. Section Headings. The sections headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

                  6.8. No Impairment. The Company shall not by any action including, without limitation, amending its organizational documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Stock upon the exercise of this Warrant, and (b) use its commercially reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

                  IN WITNESS WHEREOF, Delicious Brands, Inc. has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized, and attested by its Secretary or an Assistant Secretary, all as of the day and year first above written.


                               DELICIOUS BRANDS, INC.


                               By:      /s/ Micheal J. Kirby
                               Name:    Michael J. Kirby
                               Title:   President and Chief Executive Officer



Attest:


         /s/ Jeffry W. Weiner
Name:    Jeffry W. Weiner
Title:   Secretary

                             FORM OF EXERCISE NOTICE

                    (To be executed upon exercise of Warrant)


                  TO:


                  The undersigned hereby irrevocably elects to exercise the right to purchase represented by the attached Warrant for, and to purchase thereunder, __________________ Common Stock, as provided for therein, and tenders herewith payment of the Exercise Price in full in accordance with the terms of the attached warrant.

                  Please issue a certificate or certificates for such Common Stock in the following name or names and denominations:

                  If said number of Common Stock shall not be all the Common Stock issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such Common Stock.




Dated:  _____________,  _____


         ---------------------------------
         Note: The above signature should correspond exactly with the name on the face of the attached Warrant or with the name of the assignee appearing in the assignment form below.

                            FORM OF CONVERSION NOTICE

                   (To be executed upon conversion of Warrant)


                  TO:


                  The undersigned hereby irrevocably converts the attached Warrant with respect to shares of Common Stock which such holder would be entitled to receive upon the conversion hereof.

                  Please issue a certificate or certificates for such Common Stock in the following name or names and denominations:

                  If said number of Common Stock shall not be all the Common Stock issuable upon conversion of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such Common Stock.




Dated:  _____________,  _____


         ---------------------------------
         Note: The above signature should correspond exactly with the name on the face of the attached Warrant or with the name of the assignee appearing in the assignment form below.

                                   ASSIGNMENT


                   (To be executed upon assignment of Warrant)


                  For value  received,  ________________________________  hereby sells,  assigns and  transfers  unto  __________________  the attached  Warrant, together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint ____________________ attorney to transfer said Warrant on the books of , with full power of substitution in the premises.



                            -------------------------------------------------
                            Note: The above signature should correspond exactly with the name on the face of the attached Warrant.